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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48578) pertaining to the Incentive Savings Plan of First Data Corporation of our report dated June 23, 1997 with respect to the financial statements and schedules of the First Data Corporation Incentive Savings Plan included in this Annual Report (Form 11-K) for the day ended December 31, 1996.


                                                   /s/ Ernst & Young LLP

                                                   Ernst & Young LLP

New York, New York
June 25, 1997